DYNAMIC MATERIALS CORPORATION

                           NON-COMPETITION AGREEMENT
                               IN CONNECTION WITH
                                SALE OF BUSINESS

         This Non-Competition Agreement (the "NON-COMPETITION AGREEMENT") is made as of the 18th day of March, 1998, by and between Dynamic Materials Corporation, a Delaware corporation ("DMC"), and Joseph Allwein, an individual ("ALLWEIN"). This is the Non-Competition Agreement contemplated by that certain Asset Purchase Agreement (the "AGREEMENT"), dated March 18, 1998 by and between DMC, Allwein and Spin Forge, LLC, a California limited liability company ("SPIN FORGE").

         WHEREAS, DMC, Allwein and Spin Forge have entered into the Agreement, dated March 18, 1998 providing for the acquisition by DMC of certain tangible and intangible assets related to Spin Forge's metal fabrication business (the "BUSINESS");

         WHEREAS, Allwein owns a substantial interest of Spin Forge;

         WHEREAS, in order to protect the value of the assets and goodwill being acquired, DMC requires that Allwein agree to certain restrictions on Allwein's ability to compete with DMC in the future;

         WHEREAS, DMC and Spin Allwein desire that the Acquisition and the transactions contemplated by the Agreement be consummated; and

         WHEREAS, pursuant to the terms and conditions of the Agreement, Allwein shall execute and deliver this Non-Competition Agreement to DMC prior to the Closing.

         NOW, THEREFORE, as inducement to DMC to proceed with the Closing and in consideration of such Closing, and in consideration of the mutual covenants and agreements contained herein and in the Agreement and for other good and valuable consideration hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

         1. NON-COMPETITION. Allwein agrees that it shall not, directly or indirectly, for the term of this Agreement, whether as an owner, consultant, partner, joint venturer, stockholder, broker, agent, principal, trustee, licensor or in any capacity whatsoever (a) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor, licensee or otherwise with, any business or enterprise engaged in any business which is competitive with DMC in the Business, or (b) engage in any other manner, in any business which is competitive with DMC in the Business; provided, however, that acquisition or ownership of less than 2 % of the outstanding shares of any corporation engaged in any business which is competitive with DMC in the Business whose stock is publicly traded shall not constitute a violation of this




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Non-Competition Agreement.  As used herein, "Business" shall mean the business of DMC as presently conducted and as may be conducted from time-to-time hereafter.

         2. TERM. This Agreement shall remain in effect for a period of thirty-six (36) months from the date hereof.

         3. JUDICIAL LIMITATION. In the event that any provision of this Non-Competition Agreement is more restrictive than permitted by the law of the jurisdiction in which DMC seeks enforcement thereof, the provisions of this Non-Competition Agreement shall be limited only to that extent that a judicial determination finds the same to be unreasonable or otherwise unenforceable. Such invalidity or unenforceability shall not affect any other terms herein, but such term shall be deemed deleted, and such deletion shall not affect the validity of the other terms hereof. In addition, if any one or more of the terms contained in this Non-Competition Agreement shall for any reason be held to be excessively broad or of an overly long duration that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. Moreover, notwithstanding any judicial determination that any provision of this Non-Competition Agreement is not specifically enforceable the parties intend that DMC shall nonetheless be entitled to recover monetary damages as a result of any breach hereof.

         4. INJUNCTIVE RELIEF. In view of the nature of the rights in goodwill, business reputation and prospects of DMC to be protected under this Non-Competition Agreement, Allwein understands and agrees that DMC could not be reasonably or adequately compensated in damages in an action at law for Allwein's breach of its obligations hereunder. Accordingly, Allwein specifically agrees that DMC shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Non-Competition Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of DMC to claim and recover damages in addition to injunctive relief.

         5. WAIVER. The failure of DMC to enforce at any time any of the provisions of this Non-Competition Agreement or to require at any time performance by Allwein of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Non-Competition Agreement, or any part hereof, or the right of DMC thereafter to enforce each and every provision in accordance with the terms of this Non-Competition Agreement.

         6. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Non-Competition Agreement shall not affect the other provisions hereof, and this Non-Competition Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         7. ASSIGNABILITY. This Non-Competition Agreement shall be freely assignable by DMC and shall inure to the benefit of its successors and assigns.

         8. GOVERNING LAW AND VENUE. The validity of this Agreement and any of its terms and provisions, as well as the rights and duties of the parties hereunder, shall be governed by the laws



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of the State of Colorado (without regard to its conflicts of law doctrines) and the venue for any action to enforce or to interpret this Agreement shall be in a court of competent jurisdiction located in the State of Colorado and each of the parties consents to the jurisdiction of such court in any such action or proceeding and waives any objection to venue laid therein.

         9. AMENDMENTS. This Non-Competition Agreement may not be amended, altered or modified other than by a written agreement between the parties hereto.

         10. COUNTERPARTS. This Non-Competition Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument. This Non-Competition Agreement shall become binding when one or more counterparts hereof shall bear the signatures of all of the parties indicated as the signatories hereto.

         11. NOTICES. All notices, requests, demands and other communications under this Non-Competition Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, return receipt requested, postage prepaid and properly addressed to the parties as noted herein. Notice shall be deemed received upon the earliest of actual receipt, confirmed facsimile or three (3) days following mailing pursuant to this section.

         12. INTERPRETATION. Each party has had the opportunity and has reviewed and revised this Non-Competition Agreement and, therefore, the rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Non-Competition Agreement. The section headings contained in this Non-Competition Agreement are for convenience and reference purposes only and shall not affect in any way the meaning and interpretation of this Non-Competition Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement as of the date first above written.


                                        /s/Joseph Allwein
                                       ----------------------------------------
                                       Joseph Allwein
                                       1700 East Grand Avenue
                                       El Segundo, CA  90245


                                       DYNAMIC MATERIALS CORPORATION


                                       By: /s/Richard Santa
                                          -------------------------------------
                                       Richard Santa
                                       Vice President, Finance and
                                       Chief Financial Officer
                                       551 Aspen Ridge Drive
                                       Lafayette, CO  80026



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